Exhibit 99.1

News Release
For Further Information Contact:
John P. Jordan
Vice President, Chief Financial Officer & Treasurer
Voice: 860-347-8506
inquire@zygo.com

ZYGO REPORTS $0.29 EPS for Q3 of FISCAL 2012 -
YEAR TO DATE EARNINGS UP 40% OVER PRIOR YEAR

MIDDLEFIELD, Conn., May 3, 2012 – Zygo Corporation (Nasdaq: ZIGO) today announced its financial results for the third quarter of fiscal 2012 ended on March 31, 2012 and points out the following highlights in its results:

•	EPS of $0.29 per share is 21% higher than $0.24 for the same quarter prior year.

•	Gross margin over 50% is the highest since 2001.

•	Ending backlog of $77 million is the highest in four years.

•	Several large orders for advanced specialty optics valued at more than $13 million were received during the quarter.

•	Operating cash flow of more than $31 million for the three quarters increased cash on hand at March 31, 2012 to nearly $90 million.

Fiscal 2012 third quarter revenues were $38.5 million, about 4% less than revenues of $40.2 million in the comparable prior year quarter.

Net earnings of $5.4 million, or $0.29 per diluted share, for the third quarter of fiscal 2012 increased by 21% over net earnings of $4.5 million, or $0.24 per diluted share, recorded in the third quarter of fiscal 2011, positively affected by increased gross margin and control over operating expenses.

Gross margin increased to 50.5% on a lower revenue base in fiscal 2012 third quarter compared with prior year quarter gross margin of 46.9%.

Bookings of $45.6 million for fiscal 2012 third quarter increased 9% over fiscal 2011 third quarter bookings of $41.7 million. Optical Systems Division bookings were 56% of the total; Metrology Solutions Division were 44%. Backlog of $76.8 million at March 31, 2012, increased $7.1 million over the December 31, 2011 backlog of $69.7 million and $16.3 million over the March 31, 2011 backlog of $60.5 million.

Revenues of $122.5 million for the first nine months of fiscal 2012 were $15.1 million higher, or a 14% increase over the first nine months revenues for fiscal 2011.

Net earnings from continuing operations attributable to Zygo of $18.1 million exceeded prior year first nine months net earnings from continuing operations attributable to Zygo by $5.2 million or 40%. Fiscal 2012 first nine months diluted EPS from continuing operations attributable to Zygo of $0.97 per share was 37% higher than diluted EPS from continuing operations attributable to Zygo of $0.71 per share for the first nine months of fiscal 2011.

If the one-time gain on acquisition of $0.11 recorded in the prior year first nine months is excluded, diluted EPS from continuing operations attributable to Zygo for fiscal 2012 first nine months would be 62% higher than prior year adjusted EPS from continuing operations attributable to Zygo of $0.60.

Commenting on the third quarter results, John P. Jordan, Vice President, Chief Financial Officer and Treasurer of Zygo Corporation, said, “In the third quarter, we achieved our previously stated target of 50% gross margin by better loading of manufacturing capacity and continuing benefit from ongoing process improvement initiatives. We believe that these process improvements will help us continue to improve margins in each of our business segments. Our substantial backlog includes contracts with deliveries over several quarters, providing a base for future quarter revenues. Cash flow generation from operations is healthy, resulting in cash at March 31, 2012 of nearly $90 million, attributable to strong operating results and our disciplined approach to working capital management. Our consistent order flow, manufacturing process improvement and tight cost control will enable us to maintain the strength of our operating margins through the end of the fiscal year.”

Dr. Chris Koliopoulos, President and Chief Executive Officer of Zygo Corporation, commented, “Our leading-edge technology and design and manufacturing capabilities, including extreme precision optical design and fabrication, have positioned us to address the strong demand for custom high precision metrology and optics products. We have capitalized on the strength of that demand, as evidenced by the Company’s strong backlog at March 31. Going forward, based on our current forecasts, we expect that timing of certain large orders in the backlog will support the highest revenue quarter of fiscal 2012.”

A reconciliation between GAAP (Accounting Principles Generally Accepted in the United States of America) operating results and non-GAAP operating results is provided following the financial statements that are part of this release.

Zygo Corporation is a worldwide supplier of optical metrology instruments, precision optics and electro-optical design and manufacturing services serving customers in the semiconductor capital equipment, bio-medical, scientific and industrial markets.

Note: Zygo’s teleconference to discuss the results of the third quarter and first nine months of fiscal 2012 will be held at 5 PM Eastern Time on May 3, 2012 and can be accessed by dialing 800-786-5195. This call is web cast live on Zygo’s web site at www.zygo.com. The call may also be accessed for 30 days following the teleconference.

Forward-Looking Statements
All statements other than statements of historical fact included in this news release regarding financial performance, condition and operations and the business strategy, plans, anticipated revenues, bookings, market acceptance, growth rates, market opportunities and objectives of management of the Company for future operations are forward-looking statements. Forward-looking statements provide management’s current expectations or plans for the future operating and financial performance of the Company based upon information currently available and assumptions currently believed to be valid. Forward-looking statements can be identified by the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan(s),” “strategy,” “project,” “should” and other words of similar meaning in connection with a discussion of future operating or financial performance. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors. Among the important factors that could cause actual events to differ materially from those in the forward-looking statements are fluctuations in capital spending of our customers; fluctuations in revenues to our major customers; manufacturing and supplier risks; risks of booking cancellations, push-outs and de-bookings; dependence on timing and market acceptance of new product development; rapid technological and market change; risks in international operations; risks related to the reorganization of our business; dependence on proprietary technology and key personnel; length of the revenue cycle; environmental regulations; investment portfolio returns; fluctuations in our stock price; the risk that anticipated growth opportunities may be smaller than anticipated or may not be realized; risks related to business acquisitions, including the acquisition of substantially all the assets of ASML US, Inc.’s Richmond, California facility, and integration of the business and employees; the risks related to the Company’s recent changes in senior management; and the risks associated with the recovery from last year’s earthquake, tsunami and nuclear disaster in Japan and their impact on our customers, suppliers, and operations. Zygo Corporation undertakes no obligation to publicly update or revise forward-looking statements to reflect events or circumstances after the date of this news release except as required by law. Further information on potential factors that could affect Zygo Corporation’s business is described in our reports on file with the Securities and Exchange Commission, including our Form 10-K for the fiscal year ended June 30, 2011, filed with the Securities and Exchange Commission on September 13, 2011.

Zygo Corporation and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

(Thousands, except per share amounts)

	Three Months Ended March 31,		Nine Months Ended March 31,

	2012	2011	2012	2011

Net revenues	$38,472	$40,235	$122,504	$107,440
Cost of goods sold	19,032	21,371	61,805	57,479

Gross profit	19,440	18,864	60,699	49,961

Selling, general and administrative expenses	8,702	9,418	26,272	24,886
Research, development and engineering expenses	4,017	3,739	12,166	10,872

Total operating expenses	12,719	13,157	38,438	35,758

Operating profit	6,721	5,707	22,261	14,203

Other income (expense)
Gain on Acquisition	—	—	—	1,289
Miscellaneous income (expense), net	(23)	(153)	(221)	71

Total other income (expense)	(23)	(153)	(221)	1,360

Earnings from continuing operations before income tax,
including noncontrolling interests	6,698	5,554	22,040	15,563
Income tax expense	(772)	(720)	(2,381)	(1,474)

Net earnings from continuing operations	5,926	4,834	19,659	14,089
Net earnings from discontinued operations, net of tax	—	—	—	91

Net earnings including noncontrolling interests	5,926	4,834	19,659	14,180
Less: Net earnings attributable to noncontrolling interests	519	361	1,605	1,205

Net earnings attributable to Zygo Corporation	$5,407	$4,473	$18,054	$12,975

Basic - Earnings per share attributable to Zygo Corporation
Continuing operations	$0.30	$0.25	$1.01	$0.73
Discontinued operations	—	—	—	0.01

Net earnings per share	$0.30	$0.25	$1.01	$0.74

Diluted - Earnings per share attributable to Zygo Corporation
Continuing operations	$0.29	$0.24	$0.97	$0.71
Discontinued operations	—	—	—	0.01

Net earnings per share	$0.29	$0.24	$0.97	$0.72

Weighted average shares outstanding
Basic shares	18,116	17,693	17,948	17,600

Diluted shares	18,883	18,304	18,640	18,056

Net earnings from continuing operations attributable to Zygo Corporation	$5,407	$4,473	$18,054	$12,884

Zygo Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

(Thousands)

	March 31, 2012	June 30, 2011

Assets
Current assets:
Cash and cash equivalents	$89,300	$60,039
Marketable securities	—	1,000
Receivables, net	23,456	31,424
Inventories	27,648	28,379
Prepaid expenses and other current assets	2,076	1,745

Total current assets	142,480	122,587

Marketable securities	818	980
Property, plant and equipment, net	28,918	30,195
Intangible assets, net	5,393	5,842

Total assets	$177,609	$159,604

Liabilities and Equity
Current liabilities:
Accounts payable	$8,215	$7,120
Accrued expenses, progress payments and other	16,418	19,435
Income tax payable	26	550
Current liabilities of discontinued operations	—	281

Total current liabilities	24,659	27,386

Other long-term liabilities	2,590	4,131

Total liabilities	27,249	31,517

Commitments and contingencies

Total stockholders’ equity - Zygo Corporation	147,739	124,720
Noncontrolling interests	2,621	3,367

Total equity	150,360	128,087

Total liabilities and equity	$177,609	$159,604

Zygo Corporation and Subsidiaries
Reported Results to Non-GAAP Results
(Unaudited)

(Thousands, except per share amounts)

	Three Months Ended March 31,		Nine Months Ended March 31,

	2012	2011	2012	2011

GAAP operating profit (as reported)	$6,721	$5,707	$22,261	$14,203

GAAP other income (expense) (as reported)	$(23)	$(153)	$(221)	$1,360
Adjustments to other income (expense) - acquisition gain	—	—	—	(1,289)

Total non-GAAP other income (expense)	$(23)	$(153)	$(221)	$71

Net earnings attributable to noncontrolling interests (as reported)	519	361	1,605	1,205

GAAP income tax expense (as reported)	(772)	(720)	(2,381)	(1,474)
Adjustment to income taxes: valuation allowance (Note 1)	—	—	—	(725)

Total non-GAAP income tax expense	$(772)	$(720)	$(2,381)	$(2,199)

Non-GAAP net earnings - continuing operations attributable to Zygo Corporation (as adjusted)	$5,407	$4,473	$18,054	$10,870

GAAP earnings per diluted share - continuing operations attributable to Zygo Corporation (as reported)	$0.29	$0.24	$0.97	$0.71
Non-GAAP net earnings per diluted share - continuing operations attributable to Zygo Corporation (as adjusted)	$0.29	$0.24	$0.97	$0.60

Weighted average shares used in diluted shares calculation	18,883	18,304	18,640	18,056

Note 1 - The Company’s reported results for fiscal 2012 and 2011 include a full valuation allowance on its deferred tax assets. The adjustment in fiscal 2011 reflects the removal of the tax benefit associated with the change in the valuation allowance due to the effect of the acquisition.

Non-GAAP net earnings, as adjusted, and non-GAAP net earnings per diluted share, as adjusted, are operating performance measures defined by the Company and used by the Company’s management to evaluate its operating activities, and a reconciliation of such amounts to reported results is presented above. These non-GAAP financial measures are not intended to replace reported amounts of net earnings or net earnings per diluted share, which are the most directly comparable GAAP financial measures. The Company believes that providing such non-GAAP measures and reconciliation is useful to users of the financial statements, since such measures involve certain significant and unusual adjustments to the Company’s results, thus enhancing comparability of the Company’s results between periods presented. These non-GAAP measures are not alternatives to, and are not intended to replace, the most directly comparable reported measures under GAAP and should not be considered as alternatives to net earnings and net earnings per diluted share, or any other measure of consolidated operating results, under GAAP.